Exhibit 10.10

COURIER CORPORATION

Non-Qualified Stock Option Agreement

This agreement made as of this 23rd day of September, 2004 by and between Courier Corporation, a Massachusetts corporation, (the “Company”) and Peter M. Folger (the “Optionee”).

WITNESSETH THAT:

WHEREAS, the Company has instituted a program entitled “Courier Corporation 1993 Amended and Restated Stock Incentive Plan” (as amended to date and from time to time, the “Plan”); and

WHEREAS, the Board of Directors of the Company (the “Board”) has authorized the grant of this stock option pursuant and subject to the terms of the Plan, a copy of which is attached hereto and incorporated herein;

WHEREAS, the Board has designated this stock option a non-qualified option in accordance with Section 5 of the Plan;

NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements herein contained, the Company and the Optionee agree as follows:

1.     Grant.  Pursuant and subject to the Plan the Company does hereby grant to the Optionee a stock option (the “Option”) to purchase from the Company 966 shares of its Common Stock, par value $1.00 per share (“Stock”), upon the terms and conditions set forth in the Plan and upon the additional terms and conditions contained herein.  This Option is not intended to qualify as an incentive stock option or to qualify for special federal income tax treatment pursuant to Section 422A of the Internal Revenue Code of 1986, as amended (the “Code”).

2.     Option Price.  This option may be exercised at the option price of $40.75 per share of Stock, subject to adjustment as provided herein and in the Plan.

3.     Term and Exercisability of Option.  This Option shall expire at the close of business on September 22, 2011 and be exercisable in accordance with and subject to the conditions set forth in the attached Schedule A.

4.     Method of Exercise.  To the extent that the right to purchase shares of stock has accrued hereunder, this Option may be exercised from time to time by written notice to the company, substantially in the form attached hereto as Exhibit 1, stating the number of shares with respect to which this Option is being exercised, and accompanied by payment acceptable to the Company in accordance with Section 5 (c) of the Plan.  As soon as practicable after its receipt of such notice, the Company shall, without transfer or issue tax to the Optionee (or other person entitled to exercise this Option), deliver to the Optionee (or other person entitled to exercise this Option), at the principal executive offices of the Company or such other place as shall be mutually acceptable, a certificate or certificates for such shares out of theretofore authorized but unissued shares or reacquired shares of its stock as the company may elect; provided, however, that the time of such delivery may be postponed by the Company for such period as may be required for it with reasonable diligence to comply with any applicable requirements of law.  Payment of the option price may be made in cash or cash equivalents, or, in accordance with the terms and conditions of Section 5(c) of the Plan, in whole or in part in shares of stock of the Company; provided, however, that the Board reserves the right upon receipt of any written notice of exercise from the Optionee to require payment in cash with respect to the shares contemplated in such notice.  If the Optionee (or other person entitled to exercise this Option) fails to pay for and accept delivery of all of the shares specified in such notice upon tender of delivery thereof, his/her right to exercise this Option with respect to such shares not paid for may be terminated by the Company.

5.     Withholding Taxes.  The Optionee hereby agrees, as a condition to any exercise of this Option, to provide to the Company an amount sufficient to satisfy its obligation to withhold certain federal, state and local taxes arising by reason of such exercise (the “Withholding Amount”), by (a) authorizing the Company to withhold the Withholding Amount from her/his cash compensation, (b) remitting the Withholding Amount to the Company in cash, or (c) paying the Withholding Amount in whole or in part in the form of shares of Common Stock, by delivering shares already owned by him/her or by authorizing the Company to withhold from the shares to be issued in accordance with Section 5(c) of the Plan; provided that to the extent that the Withholding Amount is not provided by one or a combination of such methods, the Company may at its election withhold from the Stock delivered upon exercise of this Option that number of shares having a fair market value, on the date of exercise, sufficient to eliminate any deficiency in the Withholding Amount.

6.     Non-assignability of Option.  This Option shall not be assignable or transferable by the Optionee except by will or by the laws of descent and distribution.  During the life of the Optionee, this Option shall be exercisable only by him/her.

7.     Compliance with Securities Act.  The Company shall not be obligated to sell or issue any shares of stock or other securities pursuant to the exercise of this Option unless the shares of stock or other securities with respect to which this Option is being exercised are at that time effectively registered or exempt from registration under the Securities Act of 1933, as amended, and applicable state securities laws.  In the event shares or other securities shall be issued which shall not be so registered, the Optionee hereby represents, warrants and agrees that he/she will receive such shares or other securities for investment and not with a view to their resale or distribution, and will execute an appropriate investment letter satisfactory to the Company and its counsel.

8.     Legends.  The Optionee hereby acknowledges that the stock certificate or certificates evidencing shares of stock or other securities issued pursuant to any exercise of this Option will bear a legend setting forth the restrictions on their transferability described in Section 5 hereof.

9.     Rights as Stockholder.  The Optionee shall have no rights as a stockholder with respect to any shares covered by this Option until the date of issuance of a stock certificate to him/her for such shares.  No adjustment shall be made for dividends or other rights for which the record date is prior to the date such stock certificate is issued.

10.   Termination or Amendment of Plan.  The Board may terminate or amend the Plan at any time.  No such termination or amendment will affect rights and obligations under this Option, to the extent it is then in effect and unexercised.

11.   Effect Upon Employment.  Nothing in this Option or the Plan shall be construed to impose any obligations upon the Company to retain the Optionee in its employ.

12.   Time for Acceptance.  Unless the Optionee shall evidence his/her acceptance of this Option by execution of this Agreement within ten (10) days after its delivery to him/her, the Option and this Agreement shall be null and void.

13.   General Provisions.

(a)       Amendment; Waivers.  This agreement, including the Plan, contains the full and complete understanding and agreement of the parties hereto as to the subject matter hereof and may not be modified or amended, nor may any provision hereof be waived, except by a further written agreement duly signed by each of the parties.  The waiver by either of the parties hereto of any provision hereof in any instance shall not operate as a waiver of any other provision hereof or in any other instance.

(b)      Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, representatives, successors and assigns.

(c)       Governing Law.  This Agreement has been executed in Massachusetts and shall be governed by and construed in accordance with the law of The Commonwealth of Massachusetts.

(d)      Construction.  This Agreement is to be construed in accordance with the terms of the Plan.  In case of any conflict between the Plan and this Agreement, the Plan shall control.  The titles of the sections of this Agreement and of the Plan are included for convenience only and shall not be construed as modifying or affecting their provisions.  The masculine gender shall include both sexes; the singular shall include the plural and the plural the singular unless the context otherwise requires.

(e)       Notices.  Any notice in connection with this Agreement shall be deemed to have been properly delivered if it is in writing and is delivered in hand or sent by registered mail, postage prepaid, to the party addressed as follows, unless another address has been substituted by notice so given:

To the Optionee:	To his/her address as set forth on the signature page thereof.

To the Company:	Courier Corporation
15 Wellman Avenue
North Chelmsford, Massachusetts 01863

Copy to:	Goodwin Procter LLP
Exchange Place
Boston, Massachusetts 02109

IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its officer thereunto duly authorized, and its corporate seal to be affixed as of the date set forth below.

Date of grant:  September 23, 2004

COURIER CORPORATION

(Corporate seal)	By:	s/ James F. Conway III

Title: Chairman, President and CEO
Attest:

s/ Mary Gail D. McCarthy
Assistant Clerk

A C C E P T A N C E

I hereby accept the foregoing Option in accordance with its terms and conditions and in accordance with the terms and conditions of the Courier Corporation 1993 Amended and Restated Stock Incentive Plan.

December 3, 2004	s/ Peter M. Folger
Date	(Signature of Optionee)*

Notice Address:

*Also sign Schedule A

Schedule A

	Percentage of Total Option Shares Subject to Exercise
Date	Incremental Amount	Cumulative Amount

On or after September 23, 2005	100%	100%

To the extent that this Option has not become exercisable at the date of the termination of the Optionee’s employment or other involvement with the Company or its Subsidiary, it shall expire as of that date.  In the event that before this Option has been exercised in full, the Optionee ceases to be an employee of the Company or its Subsidiary for any reason other than his/her discharge for cause, his/her death or his/her retirement on account of disability, he/she may exercise this Option to the extent that it had become exercisable on the date of termination of his/her employment, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) three months after the date of termination of the Optionee’s employment with the Company or its Subsidiary.  In the event of the death of the Optionee, or his/her retirement on account of disability, before this Option has been exercised in full, the Optionee or the personal representative of the Optionee may exercise this Option to the extent that it had become exercisable on the date of his/her death or his/her retirement on account of disability, during the period ending on the earlier of (i) the date on which the Option expires in accordance with Section 3 of this Agreement or (ii) the first anniversary of the date of the Optionee’s death or retirement on account of disability.

Notwithstanding the preceding paragraph, this Option shall become fully exercisable in the event of a “Change in Control” of Courier Corporation (“Courier”), as defined on page 2 of this Schedule A.

I acknowledge the foregoing:

s/ Peter M. Folger
(Signature of Optionee)

Date

Schedule A

A Change in Control shall be deemed to have occurred if:

(a)  there is (i) any consolidation or merger of the Company in which the Company is not the continuing or surviving corporation or pursuant to which shares of the Company’s Common Stock would be converted into cash, securities or other property, other than a merger of the company in which the holders of the Company’s Common Stock immediately prior to the merger have the same proportionate ownership of common stock of the surviving corporation immediately after the merger, or (ii) any sale, lease, exchange or other transfer (in one transaction or a series of related transactions) of all, or substantially all, of the assets of the Company, or

(b)  the stockholders of the Company approve any plan or proposal for the liquidation or dissolution of the Company, or

(c)  any person (as such term is used in Sections 13(d) and 14(d)(2) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) other than a trust  related to an employee benefit plan maintained by the Company becomes the beneficial owner (within the meaning of Rule 13d-d under the Exchange Act) of 20% or more of the Company’s outstanding Common Stock, and within the period of 24 consecutive months immediately thereafter the conditions of paragraph (d) are fulfilled, or

(d)  during any period of 24 consecutive months, individuals other than (i) individuals who at the beginning of such period constitute the entire Board of Directors or (ii) individuals whose election, or nomination for election by the Company’s stockholders, was approved by a vote of at least two-thirds of the directors then still in office who were directors at the beginning of the period, become a majority of the board of Directors.

EXHIBIT 1 to
Non-Qualified Stock
Option Agreement

Courier Corporation

15 Wellman Avenue

North Chelmsford, Massachusetts 01863

Re:  Exercise of Non-Qualified Option under Courier Corporation
1993 Amended and Restated Stock Incentive Plan

Gentlemen:

Please take notice that the undersigned hereby elects to exercise the stock option granted to                                   on                                  , 19        , by and to the extent of purchasing shares of the Common Stock of Courier Corporation, for the option price of $            per share, subject to the terms and conditions of the Non-Qualified Stock Option Agreement between                                    and Courier Corporation dated as of                                   , 19         .

The undersigned encloses herewith payment, in cash or in such other property as is permitted under the Plan, of the purchase price for said shares.  If the undersigned is making payment of any part of the purchase price by delivery of shares of stock of Courier Corporation, he/she hereby confirms that he/she has investigated and considered the possible income tax consequences to him/her of making such payments in that form.

The undersigned hereby specifically confirms to Courier Corporation that he/she is acquiring the shares for investment and not with a view to their sale or distribution, and that the shares shall be held subject to all of the terms and conditions of the Incentive Stock Option Agreement.

Very truly yours,

Date	(Signed by Optionee or other party duly exercising option)